Exhibit 99

2000 Westchester Avenue, Purchase, New York 10577  •  (914) 701-8000

FOR IMMEDIATE RELEASE

Contacts:	Dan Loh (Investors) – (914) 701-8200

Beth Roach (Media) – (914) 701-6576

Atlas Air Worldwide

Reports Strong Third-Quarter Earnings Growth,

Raises Full-Year Outlook

•	Ongoing Market Strength, Customer Demand, Core Business Development Drove Record Volumes

•	Reported Results Reflect Impact of Warrant Accounting

•	Adjusted Income and Adjusted EBITDA Increased Sharply

•	2018 Adjusted Earnings Now Expected to Grow Near or Above 50%*

PURCHASE, N.Y., November 1, 2018 – Atlas Air Worldwide Holdings, Inc. (Nasdaq: AAWW) today announced strong third-quarter earnings growth and raised its outlook for full-year 2018, driven by ongoing market strength, customer demand and business development.

“We continue to leverage the scale and scope of our enterprise and our leadership in global aviation outsourcing,” said President and Chief Executive Officer William J. Flynn.

“We are in a good place to deliver quality results today and in the future. We have the aircraft and provide the services that customers want. We are focused on the right markets. And we are executing on strategic initiatives to grow and diversify our fleet, expand our customer base and enhance our business mix.

“Secular trends are driving opportunities and growth in airfreight. And our focus is on express, e-commerce and fast-growing regions where efficient, time-definite, freighter networks are essential to meet the growing demands of businesses and consumers.

“Looking to the full year, we continue to expect our revenue to exceed $2.6 billion. We project adjusted EBITDA to increase to more than $525 million. And we anticipate our full-year adjusted net income to grow near or above 50% compared with 2017.”

Mr. Flynn continued: “Our full-year outlook reflects our expectations for another great fourth quarter. We see solid peak-season yields and volumes, including the additional seasonal flying we do for express and e-commerce operators. And we anticipate record fourth-quarter block hours, revenue, adjusted EBITDA and adjusted net income.

“The fourth quarter will also benefit from our second 747-400 freighter for Asiana Cargo, which began flying in September, and our first 747-400 freighter for SF Express, China’s leading express operator, which began service in October. In addition, we expect to add two more 767-300 converted freighters for Amazon before Thanksgiving, which will bring us to 20 aircraft in line with the schedule we announced in May 2016.”

He concluded: “While tariffs and trade are important topics, neither we nor our customers, with whom we are in close contact, have seen a material impact on airfreight demand. Airfreight tonnage continues to grow from record levels, and airfreight demand is growing in line with its longer-term rate of about 4% per year, with express and e-commerce growing much more than that.”

Third-Quarter Results

Volumes in the third quarter of 2018 increased 14% to a record 73,672 block hours, with revenue growing 23% to $656.6 million.

Reported income from continuing operations, net of taxes, totaled $71.1 million, or $0.84 per diluted share, during the period compared with a reported loss of $24.2 million, or $0.96 per diluted share, in the third quarter of 2017. Reported results in the third quarter of 2018 included an unrealized gain on outstanding warrants of $46.1 million compared with an unrealized loss on outstanding warrants of $44.8 million in the year-ago period.

On an adjusted basis, income from continuing operations, net of taxes, in the third quarter of 2018 increased $14.1 million to $43.8 million, or $1.54 per diluted share, from $29.7 million, or $1.08 per diluted share, in the year-ago quarter. Adjusted EBITDA increased $25.3 million over the year-ago period to $124.8 million.

ACMI segment contribution in the third quarter of 2018 increased slightly compared with the prior-year period, primarily due to a significant increase in block-hour volumes partially offset by the impact of unscheduled maintenance; higher crew costs, including enhanced wages and work rules resulting from an interim labor agreement with our Southern Air pilots; and the redeployment of 747-400 VIP-configured passenger aircraft to Charter after acquisition from a former CMI customer. Block hours grew 13% during the period, reflecting increased 767 flying for Amazon and the start-up of 747-400 flying for several new customers. Revenue per block hour during the quarter was relatively in line with the third quarter of 2017, primarily due to a mix effect reflecting an increase in widebody 747-400F ACMI flying that was offset by an increase in smaller-gauge 767 CMI flying.

Higher Charter segment contribution during the period was primarily driven by an increase in military and commercial cargo demand and higher yields excluding fuel, partially offset by an increase in heavy maintenance. Higher average block-hour rates during the quarter primarily reflected higher fuel prices and higher yields excluding fuel.

In Dry Leasing, higher segment contribution primarily reflected the placement of additional 767-300 converted freighter aircraft throughout the second half of 2017 and first three quarters of 2018, as well as the placement of one 777-200 freighter in February 2018 and a second one in July 2018.

Higher unallocated income and expenses, net during the quarter primarily reflected a ratification bonus related to an interim agreement to enhance the terms and conditions of employment of our Southern Air, Inc. pilots; fleet growth initiatives; amortization of a customer incentive asset; and an increase in unallocated interest expense.

Reported earnings in the third quarter of 2018 also included an effective income tax rate of 0.0%, due mainly to nondeductible or nontaxable changes in the value of outstanding warrants as well as a deferred income tax benefit of approximately $8.7 million related to the renewal of our Titan dry-leasing subsidiary’s participation in an aircraft-leasing incentive program in Singapore. On an adjusted basis, our results reflected an effective income tax rate of 0.0%.

Nine-Month Results

Reported income from continuing operations, net of taxes, for the nine months ended September 30, 2018, totaled $59.6 million, or $2.27 per diluted share, which included an unrealized loss on financial instruments of $11.7 million related to outstanding warrants and a special charge of $9.4 million related to engines held for sale. Results for the first nine months compared with income from continuing operations of $14.9 million, or $0.58 per diluted share, which included an unrealized loss on financial instruments of $36.2 million, for the nine months ended September 30, 2017.

On an adjusted basis, income from continuing operations, net of taxes, in the first nine months of 2018 totaled $117.3 million, or $4.17 per diluted share, compared with $67.1 million, or $2.48 per diluted share, in the first nine months of 2017. Adjusted EBITDA in the first nine months of 2018 increased $78.2 million to $344.1 million.

Cash and Short-Term Investments

At September 30, 2018, our cash and cash equivalents, short-term investments and restricted cash totaled $244.7 million, compared with $305.5 million at December 31, 2017.

The change in position resulted from cash used for investing activities, partially offset by cash provided by operating and financing activities.

Net cash used for investing activities during the first nine months of 2018 primarily related to capital expenditures and payments for flight equipment and modifications, including the acquisition of 777-200 aircraft, 767-300 passenger aircraft and related freighter-conversion costs, spare engines and GEnx engine performance upgrade kits.

Net cash provided by financing activities during the period primarily reflected proceeds from our financings of 777-200 and 767-300 aircraft, partially offset by payments on debt obligations.

Enhanced 2018 Outlook

Consistent with our strong year-to-date performance and our fourth-quarter expectations, we expect our full-year 2018 revenue to exceed $2.6 billion; our adjusted EBITDA to increase to more than $525 million; and our adjusted net income to increase near or above 50% compared with 2017 adjusted net income of $133.7 million.

We see volumes for the year rising approximately 17% to around 297,000 block hours, with about 75% of the hours in ACMI and the balance in Charter.

Aircraft maintenance expense in 2018 is expected to total approximately $335 million, mainly reflecting an increase in daily line maintenance due to the growth in block hours. Depreciation and amortization is expected to total approximately $215 million. In addition, core capital expenditures, which exclude aircraft and engine purchases, are expected to total approximately $105 to $115 million, mainly for parts and components for our fleet.

We also expect our full-year 2018 adjusted effective income tax rate to be approximately 15%.

We provide guidance on an adjusted basis because we are unable to predict, with reasonable certainty, the effects of outstanding warrants and other items that could be material to our reported results.*

Conference Call

Management will host a conference call to discuss Atlas Air Worldwide’s third-quarter 2018 financial and operating results at 11:00 a.m. Eastern Time on Thursday, November 1, 2018.

Interested parties are invited to listen to the call live over the Internet at www.atlasair.com (click on “Investor Information,” click on “Presentations” and on the link to the third-quarter call) or at the following Web address:

https://edge.media-server.com/m6/p/9hco3uij

For those unable to listen to the live call, a replay will be archived on the above websites following the call. A replay will also be available through November 8 by dialing (855) 859-2056 (U.S. Toll Free) or (404) 537-3406 (from outside the U.S.) and using Access Code 8787259#.

About Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with U.S. GAAP, we present certain non-GAAP financial measures to assist in the evaluation of our business performance. These non-GAAP measures include Adjusted EBITDA; Adjusted income from continuing operations, net of taxes; Adjusted Diluted EPS from continuing operations, net of taxes; Adjusted effective tax rate; and Free Cash Flow, which exclude certain noncash income and expenses, and items impacting year-over-year comparisons of our results. These non-GAAP measures may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for Income (loss) from continuing operations, net of taxes; Diluted EPS from continuing operations, net of taxes; Effective tax rate; and Net Cash Provided by Operating Activities, which are the most directly comparable measures of performance prepared in accordance with U.S. GAAP.

Our management uses these non-GAAP financial measures in assessing the performance of the company’s ongoing operations and in planning and forecasting future periods. We believe that these adjusted measures, when considered together with the corresponding U.S. GAAP financial measures and the reconciliations to those measures, provide meaningful supplemental information to assist investors and analysts in understanding our financial results and assessing our prospects for future performance. For example:

•

Adjusted EBITDA; Adjusted income from continuing operations, net of taxes; and Adjusted Diluted EPS from continuing operations, net of taxes, provide a more comparable basis to analyze operating results and earnings and are measures commonly used by shareholders to measure our performance. In addition, management’s incentive compensation is determined, in part, by using Adjusted EBITDA and Adjusted income from continuing operations, net of taxes.

•	Adjusted effective tax rate provides improved insight into the tax effects of our ongoing business operations.

•	Free Cash Flow helps investors assess our ability, over the long term, to create value for our shareholders as it represents cash available to execute our capital allocation strategy.

*We provide guidance on an adjusted basis and are unable to provide forwarding-looking guidance on a U.S. GAAP basis or a reconciliation to the most directly comparable U.S. GAAP measures because we are unable to predict with reasonable certainty the ultimate outcome of certain significant items. The principal item is the impact on our results of our outstanding warrants, which are highly dependent on the change in our stock price during the period reported. These items are uncertain, depend on various factors, and could have a material impact on our U.S. GAAP results.

About Atlas Air Worldwide:

Atlas Air Worldwide is a leading global provider of outsourced aircraft and aviation operating services. It is the parent company of Atlas Air, Inc., Southern Air Holdings, Inc. and Titan Aviation Holdings, Inc., and is the majority shareholder of Polar Air Cargo Worldwide, Inc. Our companies operate the world’s largest fleet of 747 freighter aircraft and provide customers a broad array of Boeing 747, 777, 767, 757 and 737 aircraft for domestic, regional and international cargo and passenger operations.

Atlas Air Worldwide’s press releases, SEC filings and other information may be accessed through the company’s home page, www.atlasair.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect Atlas Air Worldwide’s current views with respect to certain current and future events and financial performance. Those statements are based on management’s beliefs, plans, expectations and assumptions, and on information currently available to management. Generally, the words “will,” “may,” “should,” “expect,” “anticipate,” “intend,” “plan,” “continue,” “believe,” “seek,” “project,” “estimate,” and similar expressions used in this release that do not relate to historical facts are intended to identify forward-looking statements.

Such forward-looking statements speak only as of the date of this release. They are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of Atlas Air Worldwide and its subsidiaries (collectively, the “companies”) that may cause the actual results of the companies to be materially different from any future results, express or implied, in such forward-looking statements.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: our ability to effectively operate the network service contemplated by our agreements with Amazon, including the cost and timing of securing any aircraft necessary to fulfill our agreements; the risk that the anticipated benefits of our agreements with Amazon will not be realized when expected, or at all; the possibility that Amazon may terminate its agreements with the companies; the ability of the companies to operate pursuant to the terms of their financing facilities; the ability of the companies to obtain and maintain normal terms with vendors and service providers; the companies’ ability to maintain contracts that are critical to their operations; the ability of the companies to fund and execute their business plan; the ability of the companies to attract, motivate and/or retain key executives, pilots and associates; the ability of the companies to attract and retain customers; the continued availability of our wide-body aircraft; demand for cargo services in the markets in which the companies operate; economic conditions; the effects of any hostilities or act of war (in the Middle East or elsewhere) or any terrorist attack; failure or disruption of our information technology systems; labor costs and relations, work stoppages and service slowdowns; the outcome of pending negotiations with our pilots’ union; financing costs; the cost and availability of war risk insurance; our ability to maintain adequate internal controls over financial reporting; aviation fuel costs; security-related costs; competitive pressures on pricing (especially from lower-cost competitors); volatility in the international currency markets; weather conditions; government legislation and regulation; changes to our provisional estimates of the impact of the U.S. Tax Cuts and Jobs Act of 2017; consumer perceptions of the companies’ products and services; anticipated and future litigation; and other risks and uncertainties set forth from time to time in Atlas Air Worldwide’s reports to the United States Securities and Exchange Commission.

For additional information, we refer you to the risk factors set forth under the heading “Risk Factors” in the most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q filed by Atlas Air Worldwide with the Securities and Exchange Commission. Other factors and assumptions not identified above may also affect the forward-looking statements, and these other factors and assumptions may also cause actual results to differ materially from those discussed.

Except as stated in this release, Atlas Air Worldwide is not providing guidance or estimates regarding its anticipated business and financial performance for 2018 or thereafter.

Atlas Air Worldwide assumes no obligation to update such statements contained in this release to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law and expressly disclaims any obligation to revise or update publically any forward-looking statement to reflect future events or circumstances.

*    *    *

Atlas Air Worldwide Holdings, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Operating Revenue	$656,607	$535,748	$1,912,766	$1,528,508
Operating Expenses
Salaries, wages and benefits	138,345	114,505	392,603	330,080
Aircraft fuel	119,604	74,048	345,613	239,966
Maintenance, materials and repairs	88,136	74,457	261,251	212,042
Depreciation and amortization	55,417	42,033	155,881	120,913
Travel	41,605	38,260	123,810	105,510
Aircraft rent	39,973	33,873	119,778	103,738
Navigation fees, landing fees and other rent	43,258	33,468	116,553	77,258
Passenger and ground handling services	28,716	28,491	86,980	77,187
Loss on disposal of aircraft	—	211	—	64
Special charge	—	—	9,374	—
Transaction-related expenses	765	1,092	1,275	3,403
Other	46,318	42,598	143,663	123,121

Total Operating Expenses	602,137	483,036	1,756,781	1,393,282

Operating Income	54,470	52,712	155,985	135,226

Non-operating Expenses (Income)
Interest income	(1,592)	(1,688)	(4,704)	(4,286)
Interest expense	31,115	26,553	87,639	72,747
Capitalized interest	(1,120)	(1,922)	(4,335)	(5,633)
Loss on early extinguishment of debt	—	167	—	167
Unrealized loss (gain) on financial instruments	(46,080)	44,775	11,691	36,225
Other expense (income)	975	(1,165)	(10,777)	(357)

Total Non-operating Expenses (Income)	(16,702)	66,720	79,514	98,863

Income (loss) from continuing operations before income taxes	71,172	(14,008)	76,471	36,363
Income tax expense	34	10,187	16,828	21,479

Income (loss) from continuing operations, net of taxes	71,138	(24,195)	59,643	14,884
Income (loss) from discontinued operations, net of taxes	(7)	33	(50)	(859)

Net Income (Loss)	$71,131	$(24,162)	$59,593	$14,025

Earnings (loss) per share from continuing operations:
Basic	$2.78	$(0.96)	$2.34	$0.59

Diluted	$0.84	$(0.96)	$2.27	$0.58

Loss per share from discontinued operations:
Basic	$(0.00)	$0.00	$(0.00)	$(0.03)

Diluted	$(0.00)	$0.00	$(0.00)	$(0.03)

Earnings (loss) per share:
Basic	$2.78	$(0.96)	$2.33	$0.56

Diluted	$0.84	$(0.96)	$2.27	$0.54

Weighted average shares:
Basic	25,575	25,262	25,526	25,229

Diluted	28,747	25,262	26,274	25,822

Atlas Air Worldwide Holdings, Inc.

Consolidated Balance Sheets

(in thousands, except share data)

(Unaudited)

	September 30, 2018	December 31, 2017
Assets
Current Assets
Cash and cash equivalents	$214,961	$280,809
Short-term investments	18,511	13,604
Restricted cash	11,194	11,055
Accounts receivable, net of allowance of $1,381 and $1,494, respectively	254,425	194,478
Prepaid maintenance	30,988	13,346
Prepaid expenses and other current assets	70,568	74,294

Total current assets	600,647	587,586
Property and Equipment
Flight equipment	5,085,594	4,447,097
Ground equipment	78,389	70,951
Less: accumulated depreciation	(821,203)	(701,249)
Flight equipment modifications in progress	107,290	186,302

Property and equipment, net	4,450,070	4,003,101
Other Assets
Long-term investments and accrued interest	1,722	15,371
Deferred costs and other assets	324,740	242,919
Intangible assets, net and goodwill	99,860	106,485

Total Assets	$5,477,039	$4,955,462

Liabilities and Equity
Current Liabilities
Accounts payable	$81,682	$65,740
Accrued liabilities	482,085	454,843
Current portion of long-term debt and capital lease	256,184	218,013

Total current liabilities	819,951	738,596
Other Liabilities
Long-term debt and capital lease	2,280,790	2,008,986
Deferred taxes	231,673	214,694
Financial instruments and other liabilities	292,840	203,330

Total other liabilities	2,805,303	2,427,010
Commitments and contingencies
Equity
Stockholders’ Equity
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 30,582,571 and 30,104,648 shares issued, 25,590,293 and 25,292,454 shares outstanding (net of treasury stock), as of September 30, 2018 and December 31, 2017, respectively	306	301
Additional paid-in-capital	731,106	715,735
Treasury stock, at cost; 4,992,278 and 4,812,194 shares, respectively	(204,501)	(193,732)
Accumulated other comprehensive loss	(4,108)	(3,993)
Retained earnings	1,328,982	1,271,545

Total equity	1,851,785	1,789,856

Total Liabilities and Equity	$5,477,039	$4,955,462

[1]	Balance sheet debt at September 30, 2018 totaled $2,537.0 million, including the impact of $89.5 million of unamortized discount and debt issuance costs of $47.7 million.
[2]	The face value of our debt at September 30, 2018 totaled $2,674.2 million, compared with $2,378.8 million on December 31, 2017.

Atlas Air Worldwide Holdings, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	For the Nine Months Ended
	September 30, 2018	September 30, 2017
Operating Activities:
Income from continuing operations, net of taxes	$59,643	$14,884
Less: Loss from discontinued operations, net of taxes	(50)	(859)

Net Income	59,593	14,025
Adjustments to reconcile Net Income to net cash provided by operating activities:
Depreciation and amortization	189,682	142,042
Accretion of debt securities discount	(719)	(892)
Provision for allowance for doubtful accounts	40	304
Special charge, net of cash payments	9,374	—
Loss on early extinguishment of debt	—	167
Unrealized loss (gain) on financial instruments	11,691	36,225
Loss on disposal of aircraft	—	64
Deferred taxes	16,453	21,106
Stock-based compensation	15,376	17,030
Changes in:
Accounts receivable	(59,058)	(12,004)
Prepaid expenses, current assets and other assets	(34,483)	(53,343)
Accounts payable and accrued liabilities	56,174	30,382

Net cash provided by operating activities	264,123	195,106
Investing Activities:
Capital expenditures	(84,819)	(66,395)
Payments for flight equipment and modifications	(543,342)	(338,524)
Proceeds from investments	9,461	3,247

Net cash used for investing activities	(618,700)	(401,672)
Financing Activities:
Proceeds from debt issuance	400,471	447,865
Payment of debt issuance costs	(6,632)	(11,146)
Payments of debt	(180,722)	(153,292)
Proceeds from revolving credit facility	135,000	150,000
Payment of revolving credit facility	(60,000)	(150,000)
Customer maintenance reserves and deposits received	11,520	22,006
Customer maintenance reserves paid	—	(18,538)
Proceeds from sale of convertible note warrants	—	38,148
Payments for convertible note hedges	—	(70,140)
Purchase of treasury stock	(10,769)	(10,307)

Net cash provided by financing activities	288,868	244,596
Net increase (decrease) in cash, cash equivalents and restricted cash	(65,709)	38,030
Cash, cash equivalents and restricted cash at the beginning of period	291,864	138,250

Cash, cash equivalents and restricted cash at the end of period	$226,155	$176,280

Noncash Investing and Financing Activities:
Acquisition of flight equipment included in Accounts payable and accrued liabilities	$42,826	$61,734

Acquisition of flight equipment under capital lease	$—	$32,380

Atlas Air Worldwide Holdings, Inc.

Direct Contribution

(in thousands)

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2018	September 30, 2017[1]	September 30, 2018	September 30, 2017[1]
Operating Revenue:
ACMI	$288,602	$258,109	$832,777	$687,982
Charter	322,750	243,583	954,725	743,302
Dry Leasing	44,487	30,804	120,837	86,120
Customer incentive asset amortization	(4,124)	(1,531)	(10,010)	(2,873)
Other	4,892	4,783	14,437	13,977

Total Operating Revenue	$656,607	$535,748	$1,912,766	$1,528,508

Direct Contribution:
ACMI	$51,672	$51,185	$145,251	$139,858
Charter	44,370	34,510	129,738	87,911
Dry Leasing	12,645	10,245	36,195	29,629

Total Direct Contribution for Reportable Segments	108,687	95,940	311,184	257,398

Unallocated income and expenses, net	(82,830)	(63,703)	(212,373)	(181,176)
Loss on early extinguishment of debt	—	(167)	—	(167)
Unrealized gain (loss) on financial instruments	46,080	(44,775)	(11,691)	(36,225)
Special charge	—	—	(9,374)	—
Transaction-related expenses	(765)	(1,092)	(1,275)	(3,403)
Loss on disposal of aircraft	—	(211)	—	(64)

Income (loss) from continuing operations before income taxes	71,172	(14,008)	76,471	36,363

Add back (subtract):
Interest income	(1,592)	(1,688)	(4,704)	(4,286)
Interest expense	31,115	26,553	87,639	72,747
Capitalized interest	(1,120)	(1,922)	(4,335)	(5,633)
Loss on early extinguishment of debt	—	167	—	167
Unrealized loss (gain) on financial instruments	(46,080)	44,775	11,691	36,225
Other expense (income)	975	(1,165)	(10,777)	(357)

Operating Income	$54,470	$52,712	$155,985	$135,226

[1]

The direct contribution amounts for the ACMI and Charter segments and the unallocated income and expenses, net above have been revised to reflect immaterial adjustments. The Company does not believe the impact to the previously issued consolidated financial statements was material.

Atlas Air Worldwide uses an economic performance metric, Direct Contribution, to show the profitability of each of its segments after allocation of direct ownership costs. Atlas Air Worldwide currently has the following reportable segments: ACMI, Charter, and Dry Leasing. Each segment has different commercial and economic characteristics, which are separately reviewed by our chief operating decision maker.

Direct Contribution consists of income (loss) from continuing operations before taxes, excluding special charges, transaction-related expenses, nonrecurring items, losses (gains) on the disposal of aircraft, losses on early extinguishment of debt, unrealized losses (gains) on financial instruments, and unallocated income and expenses, net.

Direct operating and ownership costs include crew costs, maintenance, fuel, ground operations, sales costs, aircraft rent, interest expense on the portion of debt used for financing aircraft, interest income on debt securities, and aircraft depreciation.

Unallocated income and expenses, net include corporate overhead, nonaircraft depreciation, noncash expenses and income, interest expense on the portion of debt used for general corporate purposes, interest income on nondebt securities, capitalized interest, foreign exchange gains and losses, other revenue and other nonoperating costs.

Atlas Air Worldwide Holdings, Inc.

Reconciliation to Non-GAAP Measures

(in thousands, except per share data)

(Unaudited)

	For the Three Months Ended
	September 30, 2018	September 30, 2017	Percent Change
Income (loss) from continuing operations, net of taxes	$71,138	$(24,195)	NM
Impact from:
Loss on disposal of aircraft	—	211
Costs associated with transactions[1]	9,979	1,355
Accrual for legal matters and professional fees	373	1,264
Noncash expenses and income, net[2]	8,369	5,474
Charges associated with refinancing debt	—	167
Unrealized loss (gain) on financial instruments	(46,080)	44,775
Income tax effect of reconciling items	47	643

Adjusted income from continuing operations, net of taxes	$43,826	$29,694	47.6%

Weighted average diluted shares outstanding	28,747	25,262
Add: dilutive warrant[3]	—	1,501
dilutive convertible notes	—	109
effect of convertible notes hedges[4]	(269)	(109)
dilutive restricted stock	—	636

Adjusted weighted average diluted shares outstanding	28,478	27,399

Adjusted Diluted EPS from continuing operations, net of taxes	$1.54	$1.08	42.6%

	For the Nine Months Ended
	September 30, 2018	September 30, 2017	Percent Change
Income from continuing operations, net of taxes	$59,643	$14,884	NM
Impact from:
Loss on disposal of aircraft	—	64
Special charge	9,374	—
Costs associated with transactions[1]	10,489	3,666
Accrual for legal matters and professional fees	936	1,600
Noncash expenses and income, net[2]	22,499	11,537
Charges associated with refinancing debt	—	167
Unrealized loss (gain) on financial instruments	11,691	36,225
Income tax effect of reconciling items	2,699	(1,061)

Adjusted income from continuing operations, net of taxes	$117,331	$67,082	74.9%

Weighted average diluted shares outstanding	26,274	25,822
Add: dilutive warrant[3]	2,129	1,230
effect of convertible notes hedges[4]	(240)	(36)

Adjusted weighted average diluted shares outstanding	28,163	27,016

Adjusted Diluted EPS from continuing operations, net of taxes	$4.17	$2.48	68.1%

[1]	Costs associated with transactions include a ratification bonus related to an interim agreement with Southern Air pilots and other costs associated with our acquisition of Southern Air.
[2]

Noncash expenses and income, net in 2018 and 2017 primarily related to amortization of debt discount on the convertible notes and amortization of the customer incentive asset related to the outstanding warrants.

[3]

Dilutive warrants represent potentially dilutive common shares related to the outstanding warrants. These shares were excluded from Diluted EPS from continuing operations, net of taxes, prepared in accordance with GAAP when they would have been antidilutive.

[4]	Impact of the economic benefit from the convertible notes hedges in offsetting dilution from the convertible notes.

Atlas Air Worldwide Holdings, Inc.

Reconciliation to Non-GAAP Measures

(in thousands, except per share data)

(Unaudited)

	For the Three Months Ended
	September 30, 2018	September 30, 2017
Net Cash Provided by Operating Activities	$88,212	$82,299
Less:
Capital expenditures	30,028	21,158
Capitalized interest	1,120	1,922

Free Cash Flow[1]	$57,064	$59,219

	For the Nine Months Ended
	September 30, 2018	September 30, 2017
Net Cash Provided by Operating Activities	$264,123	$195,106
Less:
Capital expenditures	84,819	66,395
Capitalized interest	4,335	5,633

Free Cash Flow[1]	$174,969	$123,078

[1]	Free Cash Flow = Cash Flows from Operations minus Base Capital Expenditures and Capitalized Interest.

Base Capital Expenditures excludes purchases of aircraft.

Atlas Air Worldwide Holdings, Inc.

Reconciliation to Non-GAAP Measures

(in thousands)

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Income (loss) from continuing operations, net of taxes	$71,138	$(24,195)	$59,643	$14,884
Income tax expense	34	10,187	16,828	21,479

Income (loss) from continuing operations before income taxes	71,172	(14,008)	76,471	36,363
Noncash expenses and income, net[1]	8,369	5,474	22,499	11,537
Loss on disposal of aircraft	—	211	—	64
Special charge[2]	—	—	9,374	—
Costs associated with transactions[3]	9,979	1,355	10,489	3,666
Accrual for legal matters and professional fees	373	1,264	936	1,600
Charges associated with refinancing debt	—	167	—	167
Unrealized loss (gain) on financial instruments	(46,080)	44,775	11,691	36,225

Adjusted pretax income	43,813	39,238	131,460	89,622
Interest expense, net[4]	24,631	19,473	67,530	55,707
Other non-operating expenses (income)	975	(1,165)	(10,777)	(357)

Adjusted operating income	69,419	57,546	188,213	144,972
Depreciation and amortization	55,417	42,033	155,881	120,913

EBITDA, as adjusted[5]	$124,836	$99,579	$344,094	$265,885

Income tax expense	$34	$10,187	$16,828	$21,479
Income tax effect of reconciling items[6]	47	643	2,699	(1,061)

Adjusted income tax expense (benefit)	(13)	9,544	14,129	22,540
Adjusted pretax income	$43,813	$39,238	$131,460	$89,622

Adjusted effective tax rate	0.0%	24.3%	10.7%	25.2%

[1]	Reflects impact of noncash expenses and income related to convertible notes, debt and investments, and amortization of customer incentive related to outstanding warrants.
[2]	Special charge in 2018 primarily represented a loss on engines held for sale.
[3]	Costs associated with transactions include a ratification bonus related to an interim agreement with the Southern Air pilots and other costs associated with our acquisition of Southern Air.
[4]	Reflects impact of noncash expenses and income related to convertible notes, debt and investments.
[5]

Adjusted EBITDA: Earnings before interest, taxes, depreciation, amortization, noncash interest expenses and income, net, loss on disposal of aircraft, special charge, costs associated with transactions, accrual for legal matters and professional fees, charges associated with refinancing debt, and unrealized loss (gain) on financial instruments, as applicable.

[6]	See Non-GAAP reconciliation of Adjusted income from continuing operations, net of taxes.

Atlas Air Worldwide Holdings, Inc.

Operating Statistics and Traffic Results

(Unaudited)

	For the Three Months Ended		Increase/ (Decrease)	For the Nine Months Ended		Increase/ (Decrease)
	September 30, 2018	September 30, 2017		September 30, 2018	September 30, 2017
Block Hours
ACMI	56,571	50,243	6,328	159,662	133,978	25,684
Charter
Cargo	12,690	8,680	4,010	37,968	30,908	7,060
Passenger	3,952	5,447	(1,495)	13,717	14,903	(1,186)
Other	459	467	(8)	1,480	1,452	28

Total Block Hours	73,672	64,837	8,835	212,827	181,241	31,586

Revenue Per Block Hour
ACMI	$5,102	$5,137	$(35)	$5,216	$5,135	$81
Charter	$19,394	$17,242	$2,152	$18,472	$16,225	$2,247
Cargo	$19,180	$17,660	$1,520	$18,569	$16,258	$2,311
Passenger	$20,079	$16,577	$3,502	$18,204	$16,159	$2,045
Average Utilization (block hours per day)
ACMI[1]	8.4	9.0	(0.6)	8.5	8.9	(0.4)
Charter
Cargo	9.8	9.9	(0.1)	10.2	9.6	0.6
Passenger	5.7	8.8	(3.1)	7.7	8.0	(0.3)

All Operating Aircraft[1,2]	8.5	9.1	(0.6)	8.7	9.0	(0.3)
Fuel
Charter
Average fuel cost per gallon	$2.43	$1.84	$0.59	$2.34	$1.85	$0.49
Fuel gallons consumed (000s)	49,206	40,275	8,931	147,664	129,420	18,244

[1]

ACMI and All Operating Aircraft averages in the third quarter and first nine months of 2018 reflect the impact of increases in the number of CMI aircraft and amount of CMI flying compared with the same periods of 2017.

[2]	Average of All Operating Aircraft excludes Dry Leasing aircraft, which do not contribute to block-hour volumes.

Atlas Air Worldwide Holdings, Inc.

Operating Statistics and Traffic Results

(Unaudited)

	For the Three Months Ended		Increase/ (Decrease)	For the Nine Months Ended		Increase/ (Decrease)
	September 30, 2018	September 30, 2017		September 30, 2018	September 30, 2017
Segment Operating Fleet (average aircraft equivalents during the period)
ACMI[1]
747-8F Cargo	8.9	9.5	(0.6)	9.0	8.1	0.9
747-400 Cargo	16.8	15.1	1.7	16.2	14.0	2.2
747-400 Dreamlifter	3.0	3.1	(0.1)	3.1	3.1	—
777-200 Cargo	5.9	5.0	0.9	5.3	5.0	0.3
767-300 Cargo	23.3	12.2	11.1	20.0	8.7	11.3
767-200 Cargo	9.0	9.0	—	9.0	9.0	—
737-400 Cargo	5.0	5.0	—	5.0	5.0	—
747-400 Passenger	—	1.0	(1.0)	0.3	1.0	(0.7)
767-200 Passenger	1.0	1.0	—	1.0	1.0	—

Total	72.9	60.9	12.0	68.9	54.9	14.0
Charter
747-8F Cargo	1.1	0.5	0.6	1.0	1.9	(0.9)
747-400 Cargo	13.0	9.0	4.0	12.4	9.9	2.5
767-300 Cargo	—	—	—	0.3	—	0.3
747-400 Passenger	3.5	1.9	1.6	2.5	2.0	0.5
767-300 Passenger	4.0	4.8	(0.8)	4.0	4.8	(0.8)

Total	21.6	16.2	5.4	20.2	18.6	1.6
Dry Leasing
777-200 Cargo	7.9	6.0	1.9	7.1	6.0	1.1
767-300 Cargo	17.7	8.6	9.1	15.8	6.0	9.8
757-200 Cargo	1.0	1.0	—	1.0	1.0	—
737-300 Cargo	1.0	1.0	—	1.0	1.0	—
737-800 Passenger	1.0	1.0	—	1.0	1.0	—

Total	28.6	17.6	11.0	25.9	15.0	10.9

Less: Aircraft Dry Leased to CMI customers	(19.6)	(8.6)	(11.0)	(16.9)	(6.0)	(10.9)

Total Operating Average Aircraft Equivalents	103.5	86.1	17.4	98.1	82.5	15.6

Out of Service[2]	—	—	—	—	—	—

[1]	ACMI average fleet excludes spare aircraft provided by CMI customers.
[2]	Out of service aircraft temporarily parked during the period.